UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) May 2, 2002

Bernard, Allan & Edwards, Inc. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	333-62994 (Commission File Number)	41-1964282 (IRS Employer Identification No.)

1016 Shore Acres Drive, Leesburg, Florida (Address of principal executive offices)	34748 (Zip Code)

Registrant's telephone number, including area code: (800) 769-1037

Not applicable (Former name or former address, if changed since last report)

Item 2.

The Board of Directors of Bernard, Lee & Edwards Securities, Inc., has determined to discontinue the operations of Bernard, Lee & Edwards Securities, Inc., a NASD broker-dealer subsidiary of Bernard, Allan & Edwards, Inc., on May 15, 2002, and the board of Bernard, Allan & Edwards, Inc. determined to spin-off Bernard, Lee & Edwards Securities, Inc. to the shareholders of Bernard, Allan & Edwards, Inc.

On November 26, 2001, an individual filed an amended statement of claim in NASD arbitration against Henry Paul Regan (a sub-agent in the New York office), Bernard, Lee & Edwards Securities, Inc., and J.B. Oxford & Co. (a clearing broker) seeking more than $290,000 in compensatory damages and $5,000,000 in punitive damages along with fees and costs. Bernard, Lee & Edwards Securities, Inc. is defending against this claim and will seek indemnification from the independent contractor in the event that the claimant should prevail for all or any part of the amount of the claim. The final outcome of the arbitration is uncertain and the amount of the claim exceeds the total assets of Bernard, Lee & Edwards Securities, Inc. by a significant amount.

Bernard, Allan & Edwards, Inc. has no revenue producing businesses other than Bernard, Lee & Edwards Securities, Inc. Management is considering organizing a NASD broker-dealer subsidiary, or acquiring an established NASD broker-dealer, or affiliating with an with an independent NASD broker-dealer to implement its financial services business plan. Management is also considering alternative business plans at this time.

Financial statements are not included in this initial report and will be filed by amendment not later than 60 days after the date of this initial report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bernard, Allan & Edwards, Inc. (Registrant)
Date: May 2, 2002	/s/ Michael McLaughlin, CEO (Signature)*